Exhibit 99.1
Bowlero Completes $432.9 Million Sale-Leaseback with VICI Properties

Significant Capital Raise will be Used to Continue Growth Plan

RICHMOND, Va. – Bowlero Corp. (NYSE: BOWL) (“Bowlero”), the global leader in bowling entertainment, today completed a transaction with VICI Properties Inc. (“VICI”) relating to the transfer of land and real estate assets of 38 Bowling Entertainment Centers across 17 states for aggregate value of $432.9 million. The transaction was structured as a tax-deferred capital contribution, and proceeds are expected to be used to accelerate new builds, deploy capital into acquisitions and conversions, return capital to shareholders, pay down a portion of Bowlero’s debt, and for general corporate purposes.

Bowlero entered into a triple-net master lease agreement with VICI (the “Lease”). The Lease will have an initial total annual rent of $31.6 million, representing an acquisition cap rate of 7.3%, and an initial term of 25 years, with six 5-year tenant renewal options. Rent under the Lease will escalate at the greater of 2.0% or CPI (subject to a 2.5% ceiling). Bowlero expects the Lease to be treated as a long-term lease obligation with no effect on EBITDA.

Thomas Shannon, Chairman, Founder and CEO of Bowlero, said, “This transaction marks the beginning of a long-term, valuable partnership with VICI. John, David and team have been fantastic partners, and the support of VICI’s capital gives us the firepower to continue advancing our strategic directives. We look forward to growing the relationship over the coming years.”

Brett Parker, Executive Vice Chairman of Bowlero, said, “We are executing on accretive strategies that drive our growth. With this transaction, we also extended the duration and diversified the sources of our capital, strengthening our overall financial position. Bowlero has a long runway of opportunities with returns far in excess of our cost of capital across all growth vectors in the bowling entertainment space. We look forward to investing in additional opportunities to move our business forward and will continue to utilize sale-leasebacks to drive growth at an efficient cost of capital.”

Wells Fargo acted as exclusive financial advisor and Jones Day served as legal advisor to Bowlero on the transaction.

About Bowlero Corp.
Bowlero is the global leader in bowling entertainment. With approximately 350 bowling centers across North America, Bowlero serves more than 30 million guests each year through a family of brands that includes Bowlero, Lucky Strike, AMF and Bowl America. In 2019, Bowlero acquired the Professional Bowlers Association, the major league of bowling, which boasts thousands of members and millions of fans across the globe. For more information on Bowlero., please visit BowleroCorp.com

Forward Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk, assumptions and uncertainties, such as statements of our plans, objectives, expectations, intentions and forecasts. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," “confident,” “continue,” "could,"

"estimate," "expect," "intend," “likely,” "may," "plan," “possible,” "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: our ability to design and execute our business strategy; changes in consumer preferences and buying patterns; our ability to compete in our markets; the occurrence of unfavorable publicity; risks associated with long-term non-cancellable leases for our centers; our ability to retain key managers; risks associated with our substantial indebtedness and limitations on future sources of liquidity; our ability to carry out our expansion plans; our ability to successfully defend litigation brought against us; our ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights and claims of intellectual property and proprietary right infringement, misappropriation or other violation by competitors and third parties; failure to hire and retain qualified employees and personnel; the cost and availability of commodities and other products we need to operate our business; cybersecurity breaches, cyber-attacks and other interruptions to our and our third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other conflicts; public health emergencies and pandemics, such as COVID-19 pandemic, or natural catastrophes and accidents; changes in the regulatory atmosphere and related private sector initiatives; fluctuations in our operating results; economic conditions, including the impact of increasing interest rates, inflation and recession; and other factors described under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on September 11, 2023, as well as other filings that the Company will make, or has made, with the SEC, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

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